FOR IMMEDIATE RELEASE: September 15, 2009

PENN TRAFFIC REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF FISCAL 2010

SYRACUSE, N.Y. – The Penn Traffic Company (Pink Sheets: PTFC), which owns and operates P&C, Quality and BiLo supermarkets in the Northeastern United States, reported financial results for the second quarter and first six months of fiscal 2010.

Penn Traffic's revenues from its 79-store continuing operations were $208.8 million in the quarter ended August 1, 2009, compared to $228.3 million during the same period the year prior, when 86 stores were included in continuing operations.  Second quarter same store sales decreased 6.8% compared to the second quarter of fiscal 2009.

Penn Traffic’s net loss from continuing operations was $7.0 million, or $0.82 per share, in the second quarter of fiscal 2010, compared to $2.9 million, or $0.36 per share, the year prior.

“As we work to emerge stronger from a very challenging economic environment that’s clearly impacting our top line, we’re redoubling our efforts to consistently deliver good value to our shoppers while improving our cost structure and operating efficiency,” President and Chief Executive Officer Gregory J. Young said.  “We have continued to carefully invest in capital projects designed to boost sales or improve our operations, such as the conversion of our Manlius, New York store into a P&C Fresh concept store, which is slated for completion in November.”

Penn Traffic improved gross margins, or gross profit as a percentage of revenues, to 30.8 percent in the second quarter of fiscal 2010, compared to 30.3 percent in the second quarter of fiscal 2009.  Gross profit, or revenues less cost of sales, was $64.2 million in the second quarter of fiscal 2010, compared to $69.2 million during the second quarter of fiscal 2009.

Second quarter fiscal 2010 selling and administrative expenses were $69.6 million, or 33.3 percent of revenues, as reductions in labor, energy, advertising and other spending were somewhat offset by incremental workers’ compensation and pension costs not recorded in previous periods.  In the same period the year prior, selling and administrative expenses were $70.5 million, or 30.9 percent of revenues.

Penn Traffic’s operating loss for the second quarter fiscal 2010 was $5.3 million, compared to $1.4 million during the second quarter of fiscal 2009.

EBITDA was $(579,000) in the second quarter fiscal 2010, compared to $4.4 million in the second quarter fiscal 2009.  Adjusted EBITDA was $5.3 million in the three months ended August 1, 2009, compared to $7.1 million during the three months ended August 2, 2008.  Adjustments to EBITDA to calculate Adjusted EBITDA include: (A) certain professional fees; (B) closed-store costs; (C) SEC legal costs; (D) gains and losses from sales of assets; (E) severance; and (F) incremental workers’ compensation, multi-employer pension, and third-party customer promotion reimbursement costs.

EBITDA AND ADJUSTED EBITDA RECONCILED
TO GAAP LOSS FROM CONTINUING OPERATIONS

	Second Quarter		Six Months
(in $000s)	2010	2009	2010	2009

Loss from continuing operations	$(6,976)	$(2,878)	$(15,859)	$(13,601)
Tax (benefit) / expense	(58)	120	(93)	277
Interest expense	1,647	1,330	3,667	2,859
Reorganization expense	130	71	152	181
Operating loss	(5,257)	(1,357)	(12,133)	(10,284)
Less: Reorganization expenses	(130)	(71)	(152)	(181)
Depreciation and amortization	4,645	5,250	9,277	10,350
Asset impairment charge	-	276	123	1,086
LIFO Provision	162	323	324	646
EBITDA	(579)	4,422	(2,560)	1,618

EBITDA adjustments:
Professional fees	1,101	308	2,091	2,558
Closed store costs	122	-	134	519
SEC legal costs	976	1,283	1,702	1,642
Loss / (gain) on asset disposition	106	318	279	(166)
Severance	(105)	681	2	768
Multi-employer pension cost	1,500	-	1,500	-
Workers' compensation costs	2,093	-	2,093	-
Customer promotion reimbursement	100	-	500	-
Other	8	106	31	374
Total EBITDA adjustments	5,901	2,696	8,332	5,695

Adjusted EBITDA	$5,322	$7,118	$5,772	$7,313

EBITDA (operating loss before interest, taxes, depreciation, amortization, asset impairment charge, and LIFO provision, less reorganization expense) and Adjusted EBITDA (EBITDA adjusted for certain transactions or charges, which are described below) should not be interpreted as measures of operating results, cash flow provided by operating activities or liquidity, or as alternatives to any measure of performance under generally accepted accounting principles (GAAP).  Penn Traffic’s management uses EBITDA and Adjusted EBITDA to monitor the operating performance of our business by removing items that we believe do not directly reflect our core operations.  We believe users of our financial statements benefit from the presentation of EBITDA and Adjusted EBITDA in evaluating our operating performance on a basis consistent with that used by management.  However, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. EBITDA and Adjusted EBITDA both exclude, among other things, the impact of depreciation and amortization, interest expense and the provision for income taxes, each of which is has been a necessary cost in our business.  Adjusted EBITDA also excludes the impact of numerous actual cash expenditures and reimbursements we made during the periods presented.  Because EBITDA and Adjusted EBITDA are not defined under GAAP, our definitions of EBITDA and Adjusted EBITDA may differ from, and so may not be comparable to, similarly titled measures used by other companies.  These factors limit the value of EBITDA and Adjusted EBITDA in evaluating and comparing our operating performance.  Our management compensates for these limitations by also reviewing GAAP financial measures, including those presented in our consolidated financial statements.  We recommend investors do the same, and not rely on any single financial measure to evaluate our business.  Details of the individual adjustments to calculate Adjusted EBITDA are included below.

Professional fees include fees paid to retail management consulting firms, which were first incurred in fiscal year 2009 and which we expect to substantially decrease beginning in the third quarter of fiscal year 2010.  Closed store costs, loss / (gain) on asset disposition, and severance originate from the strategic initiative we commenced in fiscal year 2008 to close certain stores that would not be part of our core operations going forward.  Because we have completed this initiative, these costs have decreased significantly in the fiscal year-to-date versus the same period last fiscal year, and we expect they will continue to decrease in future periods.  SEC legal costs relate to the previously disclosed governmental investigations into our former accounting practices for vendor allowances, concerning which the company reached settlement agreements with the SEC and the United States Attorney's Office for the Northern District of New York in the third quarter of fiscal year 2009, and for which the company anticipates its remaining costs, primarily relating to indemnification obligations, should cease by the end of the current fiscal year.  Multi-employer pension cost is an estimated withdrawal liability recognized during the second fiscal quarter in relation to our withdrawal from one of our three multi-employer defined benefit pension plans.  Workers' compensation expense includes a $2.1 million charge after one of our insurers asserted a right to several years' worth of retrospective premium adjustments and effected a draw down of this amount from a standby letter of credit. We have disputed the insurer's actions and are seeking restitution.  Customer promotion reimbursement costs are specific to a promotion we offered through third parties during the third quarter of fiscal year 2009 and the first six months of fiscal year 2010 in which our customers were to receive debit cards valued at $50 per card. After the third parties we had engaged failed to fulfill the terms of the promotion, we chose to provide our customers the full value of what they purchased. We have commenced litigation against the responsible third parties in order to recover these customer reimbursements and related damages.

Penn Traffic reported cash and equivalents of $32.4 million on August 1, 2009, compared to $35.6 million on May 2, 2009, and $4.8 million on August 2, 2008.  Total debt outstanding was $27.7 million on August 1, 2009, compared to $28.2 million on May 2, 2009, and $60.0 million on August 2, 2008.

First Six Months of Fiscal 2010

For the six months ended August 1, 2009, Penn Traffic’s revenues were $408.9 million compared to $440.4 million the same period the year prior.  The company’s net loss was $16.6 million, or $1.95 per share, in the first half of fiscal 2010 compared to $15.8 million, or $1.88 per share, during the first half of fiscal 2009.

Penn Traffic gross margins improved to 30.9 percent in the first half of fiscal 2010, compared to 30.7 percent during the first half of fiscal 2009.  Gross profit was $126.5 million in the first half of fiscal 2010, compared to $135.4 million during first half of fiscal 2009.

Selling and administrative expenses were $138.5 million, or 33.9 percent of revenues, in the first half of fiscal 2010, compared to $144.7 million, or 32.9 percent of revenues, during the first half of fiscal 2009.  The company’s operating loss for the first half of fiscal 2010 was $12.1 million compared to $10.3 million during the first half of fiscal 2009.

EBITDA was $(2.6) million in the first half of fiscal 2010, compared to $1.6 million in the first half of fiscal 2009.  Adjusted for the charges described previously, EBITDA was $5.8 million in the six months ended August 1, 2009, compared to $7.3 million during first half of fiscal 2009.

Conference Call
Penn Traffic will host a conference call at 9 a.m. Eastern Time on Thursday, September 16, 2009 to review the company’s financial results and performance. The call can be accessed by dialing 866-790-1863 from the U.S. and Canada.  Callers outside the U.S. and Canada may access the call by dialing 904-520-5759.

A recording of the conference call will be archived for 90 days, and it may be accessed by dialing 888-284-7564 from the U.S. and Canada, or 904-596-3174, and entering reference number 2371331.

About Penn Traffic
The Penn Traffic Company owns and operates supermarkets under the P&C, Quality and BiLo trade names in Upstate New York, Pennsylvania, Vermont and New Hampshire.  Headquartered in Syracuse, N.Y., Penn Traffic’s conventional supermarkets offer value pricing, fresh and local products, and full-service stores in convenient neighborhood locations.  The regional retailer’s P&C Fresh supermarkets combine all the features of conventional-format stores with gourmet, premium and store-made fresh products, as well as ready-to-eat foods, easy-to prepare meals and expanded natural and organic product offerings.  Retail supermarkets and consumers became Penn Traffic’s primary focus with the sale of its wholesale business segment during fiscal 2009.  More information on the company may be found at www.penntraffic.com.

Forward Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as “believe”, “anticipate”, “estimate”, “expect”, “could”, “may”, and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: risk factors set forth in the company’s annual report on Form 10-K for the fiscal year ended January 31, 2009; general economic and business conditions; economic and competitive uncertainties; the ability of the company to improve its operating performance and effectuate its business plans; the ability of the company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the company to generate cash; the ability of the company to attract and maintain adequate capital; the ability of the company to refinance our indebtedness; increases in prevailing interest rates; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the company to maintain contracts that are critical to its operations; potential adverse developments with respect to the company’s liquidity or results of operations; competition, including increased capital investment and promotional activity by the company’s competitors; availability, location and terms of sites for store development; the successful implementation of the company’s capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the company sponsored pension plans; the result of the pursuit of strategic alternatives; the ability of the company to pursue strategic alternatives; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the company.  The company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

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FOR PENN TRAFFIC:

Investors and business/financial media contact Jeffrey Schoenborn of Travers Collins & Company Investor Relations, 716.842.2222, jschoenborn@traverscollins.com.

Trade and local media contact Chuck Beeler of Eric Mower and Associates, 315.413.4346, cbeeler@mower.com.

The Penn Traffic Company
Consolidated Statement of Operations
(In thousands, except share and per share data)
(unaudited)

	Quarter Ended		Year to Date
	August 1, 2009	August 2, 2008	August 1, 2009	August 2, 2008

Revenues	$208,792	$228,303	$408,868	$440,410

Cost and operating expenses
Cost of sales	144,587	159,061	282,395	305,050
Selling and administrative expenses	69,570	70,500	138,528	144,700
Gain on sale of assets	(108)	(177)	(58)	(661)
Loss on store closings	-	-	12	519
Asset impairment charge	-	276	123	1,086
	214,049	229,660	421,000	450,694

Operating loss	(5,257)	(1,357)	(12,132)	(10,284)

Interest expense	1,647	1,330	3,667	2,859
Reorganization and other expenses	130	71	152	181

Loss from continuing operations before income taxes	(7,034)	(2,758)	(15,951)	(13,324)

Income tax (benefit) / expense	(58)	120	(93)	277

Loss from continuing operations	(6,976)	(2,878)	(15,858)	(13,601)

Discontinued operations
Loss from discontinued operations	(290)	(519)	(702)	(2,227)
Net loss	$(7,266)	$(3,397)	$(16,560)	$(15,828)

Net loss per share - basic and diluted:
Loss per share from continuing operations	$(0.82)	$(0.36)	$(1.87)	$(1.62)
Loss per share from discontinued operations	$(0.03)	$(0.06)	$(0.08)	$(0.26)

Net loss per share - basic and diluted	$(0.85)	$(0.42)	$(1.95)	$(1.88)

Weighted average shares outstanding	8,761,614	8,650,110	8,701,645	8,650,110

The Penn Traffic Company
Consolidated Balance Sheet
(In thousands, except share data)
(unaudited)

	August 1,	January 31,
	2009	2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$32,351	$56,434
Accounts and notes receivable (less allowance for doubtful accounts of $1,876 and $2,676, respectively)	18,213	19,454
Inventories	40,817	44,306
Prepaid expenses and other current assets	6,054	5,990
Total current assets	97,435	126,184

Capital leases:
Capital leases	10,768	10,768
Less: Accumulated amortization	(3,850)	(3,357)
Capital leases, net	6,918	7,411

Fixed assets:
Land	9,036	9,036
Buildings	12,670	12,538
Equipment and furniture	79,308	80,819
Vehicles	8,077	8,020
Leasehold improvements	12,366	10,906
Total fixed assets	121,457	121,319
Less: Accumulated depreciation	(73,993)	(68,019)
Fixed assets, net	47,464	53,300

Other assets:
Intangible assets, net	2,532	2,883
Other assets	3,541	3,936
Total other assets	6,073	6,819

Total assets	$157,890	$193,714

The Penn Traffic Company
Consolidated Balance Sheet (continued)
(In thousands, except share data)
(unaudited)

	August 1,	January 31,
	2009	2009
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of obligations under capital leases	$1,383	$1,519
Current maturities of long-term debt	16,308	17,296
Accounts payable	11,866	8,119
Other current liabilities	35,374	39,848
Deferred income taxes	7,240	7,373
Total current liabilities	72,171	74,155

Non-current liabilities:
Obligations under capital leases	6,832	7,443
Long-term debt	3,181	19,338
Defined benefit pension plan liability	25,196	25,903
Deferred income taxes	528	523
Other non-current liabilities	30,431	30,265
Total non-current liabilities	66,168	83,472
Total liabilities	138,339	157,627

Stockholders’ equity:
Preferred stock - authorized 1,000,000 shares, $.01 par value; 8,000 and 10,000 shares issued and outstanding at August 1, 2009 and January 31, 2009, respectively	-	-
Common stock - authorized 15,000,000 shares, $.01 par value; 8,779,832 and 8,641,676 shares issued and outstanding at August 1, 2009 and January 31, 2009, respectively	88	86
Capital in excess of par value	128,246	128,248
Deficit	(108,513)	(91,953)
Accumulated other comprehensive loss	(270)	(294)
Total stockholders’ equity	19,551	36,087

Total liabilities and stockholders’ equity	$157,890	$193,714

The Penn Traffic Company
Consolidated Statement of Cash Flows
(In thousands)
(unaudited)

	For the Period	For the Period
	February 1, 2009	February 3, 2008
	to August 1, 2009	to August 2, 2008

Operating activities:
Net loss	$(16,560)	$(15,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,294	11,412
Provision for doubtful accounts	82	582
Loss / (gain) on sale of assets	151	(1,801)
Asset impairment charge	123	3,003
Amortization of deferred finance costs	530	466
Deferred income taxes	(128)	285
Phantom stock compensation expense / (benefit)	45	(100)

Net change in operating assets and liabilities:
Accounts and notes receivable	1,159	3,833
Prepaid expenses and other current assets	(64)	316
Inventories	3,489	4,998
Other assets	(136)	24
Accounts payable and other current liabilities	(1,036)	(17,363)
Liabilities subject to compromise	-	(1,103)
Defined benefit pension plan liability	(683)	(1,499)
Other non-current liabilities	336	(1,340)

Net cash used in operating activities	(3,398)	(14,115)

Investing activities:
Capital expenditures	(3,017)	(4,250)
Proceeds from sale of assets	224	4,128

Net cash used in investing activities	(2,793)	(122)

Financing activities:
Payment of mortgages	(145)	(139)
Net repayments under revolving credit facility	(17,000)	-
Reduction in capital lease obligations	(747)	(664)
Payment of deferred financing costs	-	(1,084)

Net cash used in financing activities	(17,892)	(1,887)

Net decrease in cash and cash equivalents	(24,083)	(16,124)

Cash and cash equivalents at beginning of period	56,434	20,916

Cash and cash equivalents at end of period	$32,351	$4,792